Exhibit 23.2

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                                                        Russell Bedford
                                                        Stefanou Mirchandani LLP
                                                        Accountants and Advisors
                                                        20 West 37th Street
                                                        8th Floor
                                                        New York, NY 10018
                                                        212.868.3669
                                                        212.868.3498/Fax





            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Directors
Planetlink Communications, Inc.

We hereby consent to the use in this Registration Statement on Form S-8 of our report dated March 18, 2005, relating to the consolidated financial statements of Planetlink Communications, Inc., which is incorporated by reference in such Registration Statement.

     /s/ Russell Bedford Stefanou Mirchandani, LLP, Certified Public Accountants
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     Russell Bedford Stefanou Mirchandani, LLP
     Certified Public Accountants


May 11, 2005
New York, New York